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                                                              EXHIBIT (c)(12)


                              AMENDMENT NUMBER ONE
                              TO RIGHTS AGREEMENT


                 THIS AMENDMENT NUMBER ONE TO RIGHTS AGREEMENT, dated as of December 19, 1995 (the "Amendment"), with respect to the Rights Agreement, dated as of December 5, 1992 (the "Agreement"), between CIMCO, Inc., a Delaware corporation (the "Company"), and First Interstate Bank of California, a California corporation (the "Rights Agent").

                                   WITNESSETH

                 WHEREAS, the Board of Directors of the Company has approved the Agreement and Plan of Merger, dated as of December 19 , 1995 (the "Merger Agreement"), among M.A. Hanna Company, a Delaware corporation ("Parent"), Hanwest, Inc., a Delaware corporation ("Purchaser") and the Company and the Stockholder Tender Agreement, dated as of December 19, 1995 (the "Stockholder Tender Agreement"), between Russell T. Gilbert and Purchaser; and

                 WHEREAS, the Board of Directors deems it appropriate in the exercise of its authority under Section 26 of the Agreement to approve an amendment to the Agreement in order to assure that the execution and delivery of the Merger Agreement and the Stockholder Tender Agreement and the consummation of the transactions contemplated in the Merger Agreement and the Stockholder Tender Agreement will not cause (i) the defined term "Acquiring Person" to apply to Parent or Purchaser, (ii) the "Distribution Date" to occur,
(iii) the provisions of Section 13(a) of the Agreement to be applicable in respect of capital stock of Purchaser or capital stock of an affiliate of Purchaser, or (iv) any adjustment under the provisions of Section 11(a) of the Agreement;

                 NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

                 1. In Section 1(a) of the Agreement, immediately after the first sentence thereof, the following provision is hereby added:

                          Notwithstanding the definition of Acquiring Person above, none of the M.A. Hanna Company, a Delaware corporation ("Parent"), Hanwest, Inc., a Delaware corporation ("Purchaser"), or any of their Affiliates or Associates will become, or be deemed to be, an Acquiring Person by reason of the execution and delivery of, and the consummation of the transactions contemplated in, the Agreement and Plan of Merger, dated as of December 19, 1995 (the "Merger Agreement") among Parent, Purchaser and the Company or the Stockholder Tender Agreement, dated as of December 19, 1995 (the "Stockholder Tender Agreement"), between Russell T. Gilbert and Purchaser.
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                 2.       In Section 3(a) of the Agreement, immediately
preceding such Section's first sentence, which commences as follows: "No Distribution Date...", the following provision is hereby added:

                          No Distribution Date shall occur, notwithstanding the definition of Distribution Date below, with respect to any Beneficial Ownership of shares of Common Stock by Purchaser, Parent or any Affiliate or Associate of Parent or Purchaser or any tender offer made by Parent, Purchaser or any Affiliate or Associate of Parent or Purchaser.

                 3. In Section 11(a) (ii) of the Agreement, at the end thereof, the following new sentence is added:

                          Notwithstanding the foregoing, the provisions of this
                          Section 11(a) (iii) shall not apply to Parent, Purchaser or any Affiliate or Associate of Parent or Purchaser by reason of the execution and delivery of, and the consummation of the transactions contemplated in, the Merger Agreement and the Stockholder Tender Agreement.

                 4. In Section 13(a) of the Agreement and immediately preceding such Section's first sentence, which commences as follows: "A Person shall not...", the following provision is hereby added:

                          The provisions of this Section 13 shall not apply to Parent, Purchaser or any Affiliate or Associate of Parent or Purchaser by reason of the execution and delivery of, and the consummation of the transactions contemplated in, the Merger Agreement and the Stockholder Tender Agreement.

                 5. Capitalized terms used herein and not defined herein shall have their defined meanings as set forth in the Agreement.

                 6. Except as expressly provided above, and except for the additional terms and provisions set forth above, the Agreement shall continue in full force and effect in accordance with its terms.

                 7. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

                 8. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                 9. The undersigned officer of the Company certifies, as indicated by his signature below, to the Rights Agent that the Amendment is in compliance with the terms of Section 26 of the Agreement.

                 10. The Summary of Rights to Purchase Preferred Stock, attached to the Agreement as Exhibit C, is hereby amended to reflect the terms of this Amendment.


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                 11.      This Amendment shall constitute the first and only
amendment of the Agreement as of the date hereof, and all prior amendments of the Agreement are hereby terminated and shall be of no further force and effect.

                 IN WITNESS WHEREOF, the parties hereto have caused the Amendment to be duly executed as of the day and year first above written.


                             CIMCO, INC.


                             By: RUSSELL T. GILBERT
                                 -----------------------
                                 Russell T. Gilbert
                                 Chairman of the Board,
                                 President and Chief Executive
                                 Officer

                             Attest:

                             [Seal]

                             By:  L. RONALD TREPP
                                  ----------------------
                                  L. Ronald Trepp
                                  Chief Financial Officer

                             FIRST INTERSTATE BANK OF CALIFORNIA

                             By:  JOHN G. KIRBY
                                  -----------------------
                                  Name: John G. Kirby
                                  Title: Vice President

                             Attest:

                             [Seal]

                             By:  JOSEPH CANNATA
                                  ------------------------
                                  Name: Joseph Cannata
                                  Title: Vice President





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